November 11, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Commissioners:

We have read the statements made by China Intelligence Information Systems, Inc. under Item 4.01 of its Form 8-K dated November 10, 2011.  We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of China Intelligence Information Systems, Inc. contained therein.

Very truly yours,

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

NEW YORK OFFICE  ■  7 Penn Plaza  ■  Suite 830  ■  New York, New York 10017  ■  Phone 646.442.4845  ■  Fax 646.349.5200  ■  marcumbp.com